      As filed with the Securities and Exchange Commission on June 10, 1999

                                                        Registration No. 333-___


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              -------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                              -------------------

                                 NEXTCARD, INC.
             (Exact name of registrant as specified in its charter)

                 Delaware
       (State or other jurisdiction                         68-0384-606
    of incorporation or organization)                     (I.R.S. Employer
                                                         Identification No.)

         595 Market Street, Suite 1800, San Francisco, California 94105
               (Address of Principal Executive Offices) (Zip Code)

                                 1997 Stock Plan
                        1999 Employee Stock Purchase Plan
                            (Full title of the plans)

                     Jeremy R. Lent, Chief Executive Officer
                                 NextCard, Inc.
                          595 Market Street, Suite 1800
                         San Francisco, California 94105
                                 (415) 836-9700
                   (Name and address, including zip code, and
          telephone number, including area code, of agent for service)

                         Calculation of Registration Fee

=========================================================================================
                                                         Proposed
                                         Proposed        Maximum          Amount of
Title of Securities       Amount to be   Maximum         Aggregate        Registration
to be Registered          Registered     Offering Price  Offering Price   Fee
-----------------------------------------------------------------------------------------
Common Stock
par value $.001
per share                 3,279,889(1)   $33.06(2)       $108,411,130(2)  $30,138.30
-----------------------------------------------------------------------------------------
Common Stock
par value $.001
per share                 10,344,258(3)  $1.19(4)        $12,309,667      $3,422.08
-----------------------------------------------------------------------------------------
Total                     13,624,147                     $120,720,797     $33,560.38
=========================================================================================

               (1) Shares available for grant as of June 9, 1999 under the 1997 Stock Plan and available for issuance under the 1999 Employee Stock Purchase Plan.

               (2) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c), on the basis of the average of the high and low price of NextCard's common stock as reported on the Nasdaq National Market on June 7, 1999.

               (3) Shares subject to outstanding options as of June 9, 1999 under the 1997 Stock Plan.

               (4) Weighted average exercise price for such outstanding options pursuant to Rule 457(h)(1).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference.

               The following documents filed with the Securities and Exchange Commission are incorporated herein by reference:

               (a) NextCard's prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, that contains audited financial statements of NextCard and its subsidiary for the period from June 6, 1996 (inception) to December 31, 1997 and the year ended December 31, 1998; and

               (b) The description of NextCard's common stock contained in NextCard's Registration Statement on Form 8-A filed under Section 12(g) of the Securities Exchange Act of 1934, as amended, including any amendment or report filed for the purpose of updating such description.

               All documents subsequently filed by the NextCard pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Item 4. Description of Securities.

               Not applicable.

Item 5.  Interests of Named Experts and Counsel.

               Not applicable.

Item 6. Indemnification of Directors and Officers.

               As permitted by the Delaware General Corporation Law, our Amended and Restated Certificate of Incorporation provides that no director will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

o for any breach of the director's duty of loyalty to us or our stockholders;

o for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

o       under Section 174 of the Delaware General Corporation Law; and

o for any transaction from which the director derived an improper personal benefit.

               Our Amended and Restated Bylaws further provide that we must indemnify our directors and executive officers and may indemnify our other officers and employees and agents to the fullest extent permitted by Delaware law. We currently maintain liability insurance for our officers and directors.

               We have entered into indemnification agreements with each of our directors and officers. These agreements require us, among other things, to indemnify such directors and officers for certain expenses (including attorneys' fees), judgments, fines, penalties and settlement amounts incurred by any such person in any threatened, pending or completed action, suit, proceeding or alternative dispute resolution mechanism by reason of any event or occurrence arising out of such person's services as a director or officer. In addition, our board of directors has approved a proposal to purchase up to $25 million in directors' and officers' liability insurance coverage.

               There is no pending litigation or proceeding involving any of our directors, officers, employees or agents as to which indemnification is being sought. We are not aware of any pending or threatened litigation or proceeding that might result in a claim for such indemnification.

Item 7.  Exemption from Registration Claimed.

               Not applicable.

Item 8.  Exhibits.

Exhibit
Number         Description of Document
-------        -----------------------
4.1            Amended and Restated Certificate of Incorporation (incorporated by reference to exhibit number 3.1 to NextCard's Registration
               Statement on Form S-1, Registration No. 333-74755).

4.2 Amended and Restated Bylaws (incorporated by reference to exhibit number 3.1 to NextCard's Registration Statement on Form S-1,
               Registration No. 333-74755).

4.3            1997 Stock Plan and form of Option Agreement under 1997 Stock
               Plan (incorporated by reference to exhibit number 10.7 to NextCard's Registration Statement on Form S-1, Registration No.
               333-74755).

4.4 1999 Employee Stock Purchase Plan (incorporated by reference to exhibit number 10.27 to NextCard's Registration Statement on Form
               S-1, Registration No. 333-74755).

5.1            Opinion of Robert Linderman, Esq., General Counsel & Secretary of
               NextCard, Inc.

24.1           Consent of Ernst & Young LLP.

24.2           Consent of Robert Linderman, Esq., General Counsel & Secretary of
               NextCard, Inc. (included in Exhibit 5.1).

24.3           Powers of Attorney (incorporated by reference to exhibit number
               24.1 to NextCard's Registration Statement on Form S-1,
               Registration No. 333-74755).

Item 9.  Undertakings.

               The undersigned registrant hereby undertakes:

               (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


               Pursuant to the requirements of the Securities Act, NextCard certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on June 9, 1999.



                                       NEXTCARD, INC.

                                       By /s/ JEREMY R. LENT
                                          -------------------------------------
                                          Jeremy R. Lent
                                          Chairman of the Board,
                                          Chief Executive Officer and President

               Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.


     Signature                             Title                          Date
     ---------                             -----                          ----

 /s/ JEREMY R. LENT
----------------------------     Chairman of the Board, Chief        June  9, 1999
     Jeremy R. Lent              Executive Officer, President and
                                 Director (Principal Executive
                                 Officer)
 /s/ JOHN V. HASHMAN
----------------------------     Chief Financial Officer             June  9, 1999
     John V. Hashman             (Principal Financial and
                                 Accounting Officer)

     JEFFREY D. BRODY*           Director                            June  9, 1999
----------------------------
     Jeffrey D. Brody

                                                                     June  9, 1999
     ALAN N. COLNER*             Director
----------------------------
     Alan N. Colner


     TOD H. FRANCIS*             Director                            June  9, 1999
----------------------------
     Tod H. Francis


     SAFI U. QURESHEY*           Director                            June  9, 1999
----------------------------
     Safi U. Qureshey


     BRUCE G. RIGIONE*           Director                            June  9, 1999
----------------------------
     Bruce G. Rigione


*By  /s/ John V. Hashman,
    ------------------------
     Attorney in Fact

                                  EXHIBIT INDEX



Exhibit
Number         Description of Document
-------        -----------------------
 4.1           Amended and Restated Certificate of Incorporation (incorporated by reference to exhibit number 3.1 to NextCard's Registration
               Statement on Form S-1, Registration No. 333-74755).

 4.2 Amended and Restated Bylaws (incorporated by reference to exhibit number 3.1 to NextCard's Registration Statement on Form S-1,
               Registration No. 333-74755).

 4.3           1997 Stock Plan and form of Option Agreement under 1997 Stock
               Plan (incorporated by reference to exhibit number 10.7 to NextCard's Registration Statement on Form S-1, Registration No.
               333-74755).

 4.4 1999 Employee Stock Purchase Plan (incorporated by reference to exhibit number 10.27 to NextCard's Registration Statement on Form
               S-1, Registration No. 333-74755).

 5.1           Opinion of Robert Linderman, Esq., General Counsel & Secretary of
               NextCard, Inc.

24.1           Consent of Ernst & Young LLP.

24.2           Consent of Robert Linderman, Esq., General Counsel & Secretary of
               NextCard, Inc. (included in Exhibit 5.1).

24.3           Powers of Attorney (incorporated by reference to exhibit number
               24.1 to NextCard's Registration Statement on Form S-1,
               Registration No. 333-74755).